Exhibit 99.1

                   Sento Reports First Fiscal Quarter Results


AMERICAN FORK, Utah, July 20, 2004 -- Sento Corporation (Nasdaq: SNTO - news) a leading provider of integrated, multi-channel customer support, announced financial results for its first fiscal quarter ended June 30, 2004.

For its first fiscal quarter ended June 30, 2004, Sento's revenues increased by 57% to $6.6 million compared to $4.2 million for last year's first fiscal quarter. Net loss for the first fiscal quarter was $(155,000), or $(0.04) per share, compared to a net loss of $(540,000), or $(0.25) per share, for last year's first fiscal quarter. This first fiscal quarter loss represents a 71% improvement compared to the same period a year ago.

On a pro forma basis, Sento's net loss for its first fiscal quarter was $(190,000), or $(0.05) per share, compared to a net loss of $(469,000), or $(0.22) per share, for last year's first fiscal quarter.

"We have significantly improved our first quarter, especially as compared to the same period a year ago. One must remember, however, that our business is still seasonal. Historically, our first and second fiscal quarters have had lower revenues and gross margins than our third and fourth quarters. The addition of new business we acquired during the quarter ending December 31, 2003 has helped to reduce the seasonality of our revenues. However, our margins were impacted because we incurred training and labor costs in anticipation of new business. In addition, we spent $119,000 in product development that is necessary for our new and/or enhanced product offerings. As a result of these expenditures, we expect to realize revenue and net income improvements during the rest of each of our succeeding quarters for the remaining nine months of our fiscal year and beyond," reported Stanley J. Cutler, Senior Vice President of Finance.

In conclusion Mr. Cutler stated, "Our balance sheet is strong with $7.2 million in cash, working capital in the amount of $7.1 million, and cash flow from operations in the amount of $1.3 million compared to $395,000 of cash flow from operations for the comparable quarter last year."

"Our stated goal of leveling our peaks and valleys of revenue, traditionally due to seasonality, is being achieved. This quarter reflects business announced last year that, while having a seasonal increase, also carries a very strong non-seasonal component," stated Patrick O'Neal, President and CEO. Mr. O'Neal further commented, "We continue to generate positive cash flow as reflected in our increasing cash position and continue to be optimistic for the remainder of the year ahead."

CONFERENCE CALL

Sento senior management will host a conference call today at 2:15 p.m. Mountain Time (4:15 p.m. Eastern Time) to discuss Sento's results, business developments, and growth opportunities. To access the call, dial 904-779-4711, in or outside the U.S., five minutes before start time. The confirmation number will be 23292829. In addition, this call will be Web cast by CCBN and can be accessed at Sento's Web site at: www.sento.com. The Web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The Web cast of this call will be available for two months by visiting one of CCBN's Web sites as stated above.

PRO FORMA FINANCIAL MEASURES

In this earnings release and during our earnings conference call to be held on July 20, 2004 as described above, Sento uses or plans to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, ("GAAP"). A reconciliation between pro forma and GAAP measures can be found in the accompanying tables. The Company believes that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company's operating results exclusive of non-cash items. These pro forma measures have been reconciled to the nearest GAAP measure as is now required under SEC rules regarding the use of non-GAAP financial measures. The Company computes pro forma operating results by adjusting GAAP operating results for stock-based compensation and valuation of warrants and conversion of debentures.

SENTO PROFILE

Sento Corporation (www.sento.com) is a leading provider of outsourced customer care and sales support services, managing customer relationships for a growing number of high-profile companies across multiple industries. Through Sento's Customer Choice Platform(TM), an integrated suite of multi-channel CRM technologies, customers are given a choice of self-service and assisted-service options--via web, e-mail, chat, and phone--for increased customer satisfaction with dramatic cost savings to its clients. Sento provides support in 17 languages.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:

Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net

                               SENTO CORPORATION AND SUBSIDIARIES

                              Condensed Consolidated Balance Sheets
                                           (Unaudited)
                                             Assets

                                                                   June 30, 2004    March 31, 2004
                                                                   -------------    --------------
Current assets:
     Cash and short-term investments                                 $ 7,212,242      $ 6,567,811
     Accounts receivable (net)                                         3,073,799        4,632,111
     Other current assets                                                275,244          456,182
                                                                    ------------     ------------
                Total current assets                                  10,543,285       11,656,104

Property and equipment (net)                                           4,284,651        4,220,560
Other assets                                                             275,877          132,896
                Total assets                                        $ 15,103,813     $ 16,009,560
                                                                    ============     ============




                      Liabilities and Stockholders' Equity

Current liabilities:
        Current portion of long-term debt                             $  784,985       $  728,357
        Accounts payable                                               1,191,691        1,334,409
        Accrued liabilities and other                                  1,430,188        2,394,204
                                                                    ------------     ------------
                Total current liabilities                              3,406,864        4,456,970

Long-term debt, net of current portion                                   829,037          656,324

Stockholders' equity                                                  10,867,912       10,896,266
                                                                    ------------     ------------

                Total liabilities and stockholders' equity          $ 15,103,813     $ 16,009,560
                                                                    ============     ============


                               SENTO CORPORATION AND SUBSIDIARIES

                         Condensed Consolidated Statements of Operations
                                           (Unaudited)


                                                                 Three Months         Three Months
                                                                     Ended               Ended
                                                                 June 30, 2004       June 30, 2003
                                                                 -------------       -------------
Revenues                                                          $  6,566,748        $  4,154,631

Cost of sales                                                        5,775,952           3,953,156
                                                                  ------------        ------------
  Gross profit (loss)                                                  790,796             201,475

Product development                                                    119,013                   -
Selling, general and administrative expenses                           826,481             601,347
Stock-based compensation expense (benefit)                            (150,749)             14,217
                                                                  ------------        ------------
  Operating loss                                                        (3,949)           (414,089)

Other expense (net)                                                    (34,872)            (69,108)
Non-cash charge for valuation of warrants and
  conversion of debentures                                            (115,849)            (56,392)
                                                                  ------------        ------------
Net loss                                                          $   (154,670)       $   (539,589)
                                                                  ============        ============

Basic and diluted loss per share                                  $      (0.04)       $      (0.25)
                                                                  ============        ============

Weighted average number of common and
  common equivalent shares outstanding                               3,627,686           2,133,227
                                                                  ============        ============

Pro forma adjustments:

GAAP net loss                                                     $   (154,670)       $   (539,589)
Stock-based compensation                                              (150,749)             14,217
Non-cash charge for valuation of warrants and
  conversion of debentures                                             115,849              56,392
                                                                  ------------        ------------
Pro forma net loss                                                $   (189,570)       $   (468,980)
                                                                  ============        ============

Pro forma basic and diluted loss per share                        $      (0.05)       $      (0.22)
                                                                  ============        ============

Shares used to compute pro forma basic and
  diluted loss per share                                             3,627,686           2,133,227
                                                                  ============        ============